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                                                                   EXHIBIT 10.12


                            LIFEPOINT HOSPITALS, INC.
                          EXECUTIVE STOCK PURCHASE PLAN
                 FORM OF SHARE PURCHASE LOAN AND NOTE AGREEMENT

         This Share Purchase Loan and Note Agreement (the "Agreement"), dated ______________ is by and between _______________________________ (the
"Participant") and LIFEPOINT HOSPITALS, INC., a Delaware corporation (the "Corporation") (together sometimes referred to herein as the "Parties"). This Agreement is pursuant to the terms of the Corporation's Executive Stock Purchase Plan (the "Plan"). The applicable terms of the Plan are incorporated herein by reference, including the definitions of terms contained in the Plan.

         WHEREAS, the Corporation has agreed to make a Share Purchase Loan to Participant of $____________ (the "Principal"), contingent upon the execution of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, Participant and the Corporation hereby agree as follows:

1.       PARTICIPANT'S PROMISE TO PAY

         In return for the Share Purchase Loan, Participant promises to repay the Principal, Accrued Interest and any additional interest due thereon to the Corporation upon the Share Purchase Loan's maturity.

2.       THE SHARE PURCHASE LOAN'S MATURITY

         The Share Purchase Loan shall mature upon the earlier of (i) the fifth anniversary of the Share Purchase Date, (ii) termnination of Participant's employment for any reason or (iii) bankruptcy of Participant (the "Repayment Date"). Within 120 days following the Repayment Date, Participant shall pay the Corporation the full amount remaining due on the Share Purchase Loan' including all unpaid Accrued Interest.

3.       INTEREST

         a. Accrued Interest. Accrued Interest shall be payable only upon maturity or upon prepayment of the Share Purchase Loan (as provided within Section 4 hereof) at a rate of ____%, compounded semi-annually.

         b. Additional Interest. In the event Participant's employment terminates for Cause or Participant voluntarily terminates employment (other than for Good Reason) prior to ____________________ , or if earlier, the date of a Change in Control, in addition to any amounts due in repayment of the amount of the related Share Purchase Loan and Accrued Interest, Participant shall pay the Corporation an amount equal to the additional interest that would have been payable in respect of the Share Purchase Loan, if the regular interest rate on such Share Purchase Loan had been 7.75% (the prime rate in effect on the Share Purchase Date), and interest thereon at such rate to the actual date of payment.

4.       PREPAYMENT

         a. Mandatory Prepayment. Any cash dividends received on the Purchased Shares prior to payment of the full amount due on the Share Purchase Loan (including Accrued Interest), net of assumed Federal, State and Local income taxes (as reasonably determined by the Participant based upon the highest marginal tax rates then applicable income tax laws to which the Participant is subject), shall be used to prepay the Share Purchase Loan. Prepayments shall be applied first to Accrued interest then to Principal.

         b. Voluntary Prepayment. The Share Purchase Loan may be prepaid in whole or in part, at any time without penalty. Prepayments shall be applied first to Accrued Interest then to Principal. Notwithstanding the transfer restrictions imposed under the Plan with respect to Purchased Shares, at any time following the earlier of (i)


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May 11, 2001, or (ii) a Change in Control, the Purchased Shares may, at the
Participant's election be sold to prepay the loan, in whole or in part, in addition to any transaction costs incurred by the Participant to effect such sale and all taxes resulting with respect to such sale (as reasonably determined by the Participant based upon the highest marginal tax rates then applicable income tax laws to which the Participant is subject).

         c. Effect of Partial Prepayment. A partial prepayment shall not cause any change in the Share Purchase Loan's maturity date or in the amount of any future payment unless the Corporation agrees in writing to such changes; provided however, that no further payments shall be due if the Principal and any Accrued Interest under this Agreement is fully repaid (except to the extent that additional interest becomes due under Section 3 hereof).

5.       PARTICIPANT'S FAILURE TO PAY

         a. Default. If Participant does not pay the full amount owed under this Agreement on the date it is due, Participant will be in default.

         b. No Waiver By Corporation. Even if at a time when Participant is in default, the Corporation does not require Participant to pay immediately the full amount owed under this Agreement, the Corporation will still have the right to do so if Participant remains in default.

         c. Payment of Corporation's Costs and Expenses. If Participant does not immediately pay the full amount owed under this Agreement the Corporation will have the right to be reimbursed by Participant for all of the costs and expenses incurred by the Corporation in enforcing this Agreement to the extent not prohibited by applicable law, including (without limitation) reasonable attorneys' fees.

6.       THE CORPORATION'S SECURITY INTEREST

         Participant agrees that the Share Purchase Loan shall be secured by the related Purchased Shares and that if thc Participant enters into multiple Share Purchase Loans each such loan shall be secured by all Purchased Shares to which such loan relates. Upon a default by Participant as determined under Section 5 hereof the Corporation may, in its sole discretion, sell such Purchased Shares and apply the proceeds of such sale towards the repayment of all amounts due on the Share Purchase Loan. Amounts applied pursuant to this Section shall reduce the remaining amount due on the Share Purchase Loan, but shall not limit or waive the Corporation's right to obtain payment of the Agreement in full by any legal means.

7.       GIVING OF NOTICES

         Unless applicable law requires a different method any notice that must be given to Participant under this Agreement shall be given by delivering it or by mailing it by first class mail to Participant at the following address:

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               or at a different address if Participant gives the
                   Corporation notice of such other address.

         Any notice that must be given to the Corporation under this Agreement shall be given by mailing it first class mail to the Corporation at the following address:

                            LifePoint Hospitals, Inc.
                           Attention: General Counsel
                                4525 Harding Road
                           Nashville, Tennessee 37205

 or at a DIFFERENT ADDRESS IF PARTICIPANT IS GIVEN NOTICE OF SUCH OTHER ADDRESS.


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8.       WAIVERS

         The Participant and any other person who has obligations under this Agreement waiver[s] the rights of presentment and notice of dishonor. "Presentment" means the right to require the Corporation to demand payment of amounts due. "Notice of dishonor" means the right to require the Corporation to give notice to other persons that amounts due have not been paid.

9.       ARBITRATION

         In the event a controversy develops as to the interpretation and/or enforceability of this Agreement, Participant and the Corporation agree to have such controversy submitted to final binding arbitration by a single arbitrator in accordance with the rules and procedure of the American Arbitration Association with the finding of such arbitrator to be final and binding as to both Parties.

10.      MISCELLANEOUS

         This Agreement (i) shall be construed and enforced in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, (ii) shall constitute the entire agreement between the Parties with respect to the subject matter hereof, and (iii) shall not be amended or modified except by mutual consent of the Parties. In the event that any part of the Agreement is invalid under existing law. the remainder of the Agreement shall survive and be binding upon the Parties as if such invalid part were not included.

LIFEPOINT HOSPITALS, INC.               PARTICIPANT


BY:
   --------------------------------      --------------------------------
NAME:
TITLE: